Exhibit 10.11
STOCK ESCROW AGREEMENT
     STOCK ESCROW AGREEMENT, dated as of                     , 2010 (the “Agreement”), by and among REUNION HOSPITALITY TRUST, INC., a Maryland corporation (“Company”), each of the stockholders of the Company set forth on Exhibit A, annexed hereto (collectively “Initial Stockholders”) and THE BANK OF NEW YORK MELLON, a New York banking corporation (“Escrow Agent”).
     WHEREAS, the Company has entered into an Underwriting Agreement, dated                     , 2010 (the “Underwriting Agreement”), with FBR Capital Markets (“FBR”) and JMP Securities LLC (“JMP) acting as representatives of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase                     shares of common stock of the Company, par value $0.001 per share, of the Company (the “Common Stock”), as more fully described in the Underwriting Agreement and the Company’s final Prospectus, dated                     , 2010 comprising part of the Company’s Registration Statement on Form S-11 (File No. 333-165622) under the Securities Act of 1933, as amended, declared effective on                     , 2010 in connection with the Company’s initial public offering (the “IPO”).
     WHEREAS, the Initial Stockholders have agreed, as a material inducement to the underwriters executing and delivering an underwriting agreement in connection with the IPO, to deposit their shares of initial stock of the Company, par value $0.001 per share, as set forth opposite their respective names on Exhibit A attached hereto (collectively, and only for so long as any such shares remain in the escrow account established by this agreement, the “Escrow Shares”), in escrow as hereinafter provided.
     WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.
     IT IS AGREED:
1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
2. Deposit of Escrow Shares. On or before the date on which the IPO is consummated (the “Closing Date”), as evidenced by a written notice from the Company to the Escrow Agent, each of the Initial Stockholders shall deliver to the Escrow Agent certificates (with a medallion guaranteed stock power) representing his, her or its respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares.
     3.1 Upon receipt of written instructions from the Company and subject to Section 3.3 below, the Escrow Agent shall release the Escrow Shares to the Initial Stockholders ratably and in equal installments on or after each of the first, second and third anniversary of the Closing Date, in the amounts and on the dates set forth in written instructions provided to the Escrow Agent by the Company; provided, however, that no Escrow Shares may be released until the earlier of, as solely determined by a majority of the independent directors of the Company, (i) such time as the total return on the investment made by the stockholders participating in the IPO, which shall be equal to the sum of (a) any increase or decrease in the trading price of the Company’s common stock on The NASDAQ Global Market or another nationally-recognized exchange compared to the purchase price paid by investors in the IPO (the “IPO Price”) as adjusted for any stock splits or reverse stock splits, plus (b) the cumulative cash value of any dividends or other distributions paid by the Company on its common stock sold in the IPO, is equal to or exceeds at the time of such calculation (x) 20% of the IPO Price on a date after the first anniversary of the Closing Date, at which time one-third (1/3) of each Initial Stockholder’s Escrow Shares shall be released to each Initial Stockholder, (y) 25% of the IPO Price on a date after the second anniversary of the Closing Date, at which time one-third (1/3) of each Initial Stockholder’s Escrow Shares shall be released to each Initial Stockholder, and (z) 30% of the IPO Price on a date after the third anniversary of the Closing Date, at which time the final one-third (1/3) of each Initial Stockholder’s Escrow Shares shall be released to each Initial Stockholder, or (ii) the tenth anniversary of the Closing Date, at which time any remaining Escrow Shares shall be forfeited by the Initial Stockholders and returned to the Company by the Escrow Agent. For the avoidance of any doubt, upon receipt of written instructions from the Company, any unreleased Initial Stock shall be released ratably to the holders of Initial Stock by the Escrow Agent upon satisfaction of the foregoing requirements during or after any year in which such Initial Stock may be released in accordance with the foregoing requirements until the tenth anniversary of the Closing Date. In no event shall the Escrow Agent have any responsibility for determining either the amounts or the timing of the release of the Escrow Shares, beyond acting in accordance with the instructions it receives from the Company. For the avoidance of any doubt, the Escrow Agent shall incur no liability for acting in accordance with instructions it receives with respect to the release of Escrow Shares in connection with any written instructions received in accordance with this Section 3, notwithstanding that the above-described conditions or any other conditions discussed throughout this Section 3 have not been satisfied, as such determination is not the responsibility of the Escrow Agent. The period the Escrow Shares are to be held in escrow by the Escrow Agent pursuant to this Section 3.1 is hereinafter referred to as the “Escrow Period. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.
     3.2 The Company’s Executive Chairman, Jason. N. Ader, Chief Executive Officer, E. Jonathan Falik, and President, Daniel B. Silvers (collectively, the “Identified Executive Officers”), each an Initial Stockholder and signatory hereto, are only entitled to their respective Escrow Shares for so long as they remain employees of the Company and/or its subsidiaries (except as otherwise set forth in Section 3.3), and the Initial Stockholders who are not Identified Executive Officers are only entitled to their respective Escrow Shares for so long as they remain employees of the Company, its subsidiaries and/or its affiliates (except as otherwise set forth in Section 3.3). Upon such time as any such Initial Stockholder ceases to be an employee in accordance with the immediately preceding sentence, any portion of such Initial Stockholder’s

Escrow Shares that remain in the escrow account established pursuant to this Agreement shall be forfeited to the Company for disbursement to such party as the Company specifies; provided however, that any Escrow Shares forfeited by an Identified Executive Officer to the Company may not be returned by the Company to such Identified Executive Officer. Any written instruction from the Company instructing the Escrow Agent to release any portion or all of the Escrow Shares shall include a statement that each of the Initial Stockholders is an employee of the Company, its subsidiaries and/or its affiliates, as the case may be, and, if any Initial Stockholder is no longer an employee of the Company, its subsidiaries and/or its affiliates, as the case may be, a statement to that effect accompanied by a direction to deliver such Initial Stockholder’s remaining Escrow Shares (i) in the case of the Identified Executive Officers, to the Company for disbursement to such person or entity as determined by the Company, and (ii) in the case of the remaining Initial Stockholders who are not also Identified Executive Officers, either to such Initial Stockholder or to the Company for disbursement to such person or entity as determined by the Company in accordance with those certain Stock Powers, each dated as of March 10, 2010, between each of the Initial Stockholders and either HCCP Manager LLC or JF RHC LLC, as the case may be (each a “Stock Power”), or, in such circumstances as the relevant provisions of any such Stock Power have been modified, superseded, invalidated or terminated in any manner whatsoever by any subsequent agreement or court order with respect to the Escrow Shares governed by such Stock Power, as evidenced by notice to such effect from the Company to the Escrow Agent, in accordance with such subsequent agreement or court order, as the case may be. In no event shall the Escrow Agent have any responsibility for determining whether any Initial Stockholder is an employee of the Company or its affiliates, beyond confirming that the written instructions received from the Company include a statement to such effect.
     3.3 Notwithstanding Section 3.2 or any provision of a Stock Power, if at any time the Company experiences a Change in Control (as such term is defined in the Employment Agreements, each dated                     , 2010, between each of the Identified Executive Officers and the Company (the “Employment Agreements”)), then the Company shall provide the Escrow Agent with written instructions to release all of the Escrow Shares to the Company for ratable disbursement to each Initial Stockholder and the Escrow Period shall be immediately terminated upon such release. Furthermore, if an Initial Stockholder (whether or not such Initial Stockholder is party to an Employment Agreement) (A) is terminated by written notice from the Company, its subsidiaries and/or its affiliates (as applicable in accordance with Section 3.2) to such Initial Stockholder without Cause (as such term is defined in the Employment Agreements), (B) provides written notice to the Company, its subsidiaries or its affiliates (as applicable in accordance with Section 3.2) that such Initial Stockholder is terminating his or her employment for Good Reason (as such term is defined in the Employment Agreements) or (C) is terminated due to Death (as such term is defined in the Employment Agreements) or Disability (as such term is defined in the Employment Agreements), then the Company shall provide the Escrow Agent with written instructions as soon as practicable thereafter to release all of such Initial Stockholder’s Escrow Shares to the Company for disbursement to such Initial Stockholder.
4. Rights of Initial Stockholders in Escrow Shares.
     4.1 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends or other distributions (“Cash Dividends”) payable in cash and all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) on the Escrow Shares shall be delivered ratably and directly by the Company to each Initial Stockholder, and the Escrow Agent shall not accept receipt of any such Cash Dividends or Non-Cash Dividends.
     4.2 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares, except (i) by gift to a member of Initial Stockholder’s immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, (iii) pursuant to a qualified domestic relations order, or (iv) in accordance with Section 3.2 and Section 3.3 above, all as evidenced by written notice and instruction from the Company to the Escrow Agent,; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.
5. Concerning the Escrow Agent – Terms and Conditions.
     5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.
     5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.
     5.3 Compensation. The Escrow Agent shall be entitled to an annual fee of $7,500, which the Escrow Agent and the Company have determined constitutes reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The Escrow Agent’s fee schedule is attached hereto as Exhibit B.
     5.4 Duties and Responsibilities of Escrow Agent. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Initial Stockholders and/or the Company or to which any Initial Stockholder and/or the Company is a party, even though reference thereto may be made herein. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
     5.5 Exclusivity. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.
     5.6 Compliance with Judicial and Administrative Processes. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Shares), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. Unless prohibited by applicable law, Escrow Agent shall promptly notify the Company and any applicable Initial Stockholder after being served with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, and such notice shall indicate Escrow Agent’s intent to comply with such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process.
     5.7 Liability
          (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Shares, valued as of the date of deposit.
          (b) Escrow Agent may consult with legal counsel as to any matter relating to this Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. The Company shall pay any reasonable expenses incurred by Escrow Agent during such consultations with its legal counsel.
          (c) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
     5.8 Collections. Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.
     5.9 Monthly Statements. Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of the Escrow Shares and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.
     5.10 Validity. Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.
     5.11 Removal and Resignation.
          (a) The Company may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Company. Escrow Agent may resign at any time by giving to the Company fifteen (15) calendar days’ prior written notice thereof.
          (b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from the Company, the Company shall appoint a successor escrow agent. If a successor escrow agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Shares to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of the Company.

          (c) Upon receipt of the identity of the successor escrow agent, Escrow Agent shall either deliver the Escrow Shares then held hereunder to the successor escrow agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Shares (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.
          (d) Upon delivery of the Escrow Shares to successor escrow agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
     5.12 Disputes
          (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Shares, unless Escrow Agent receives written instructions, signed by an authorized representative of the Company, which eliminates such ambiguity or uncertainty.
          (b) In the event of any dispute between or conflicting claims by or among the Company and/or the Initial Stockholders and/or any other person or entity with respect to any Escrow Shares, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Shares, and only such Escrow Shares, so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Company or the Initial Stockholders for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, upon approval by the Company, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Company.
     5.13 Waiver of Jury Trial. Each of the Company and the Initial Stockholders hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. Each of the Initial Stockholders and the Company waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.
     5.14 Amendment and Modification. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, provided that such amendment shall not adversely affect the interests of the holders of the Company’s publicly-traded common stock, in which case such amendment shall be subject to the approval of a majority of the holders of such publicly-traded common stock and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.
     5.15 Representations. Each of the Initial Stockholders and the Company hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement does not and will not violate any applicable law or regulation.
     5.16 Illegality and Unenforceability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
     5.17 Termination. Except in accordance with Section 5.11 above, this Agreement shall terminate upon the distribution of all Escrow Shares from the Account. The provisions of these Terms and Conditions as set forth in this Section 5 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.
     5.18 Reimbursement of Tax Expense. The Escrow Agent does not have any interest in the Escrow Shares. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Shares and is not responsible for any other reporting. For all income tax purposes, including tax reporting purposes, the Initial Stockholders will be treated as the owners of the income on the Escrow Shares, and all interest earned from the investment of the Escrow Shares (or any portion thereof) will be allocable to such persons, in accordance with how such Escrow Shares is registered (or in whose name such Escrow Shares is held) based on the transfers described in Section 2 of this Agreement, and such Initial Stockholders shall be responsible for any transfer taxes relating to the Escrow Shares incurred in connection herewith.
     5.19 Instructions. The Escrow Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that if the party elects to give the Escrow Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Escrow Agent in its discretion elects to act upon such instructions, the Escrow Agent’s understanding of such instructions shall be deemed controlling. The Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the its reliance upon and compliance with such instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Escrow Agent, including without limitation the risk of the Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
6. Miscellaneous.
     6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
     6.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged; provided, however, that Exhibit A to this Agreement may be modified by either the Company or the Escrow Agent in its sole discretion upon a permitted transfer of Escrow Shares as set forth in Section 4.2. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
     6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
     6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
     6.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:
          If to the Company or to an Initial Stockholder, to:
Reunion Hospitality Trust, Inc.
60 East 42nd Street, Suite 1901
New York, NY 10165
Attn: Gregory J. Moundas, General Counsel and Secretary
Fax No.: (212) 656-1777
Email: greg@jfcap.com
and to
Reunion Hospitality Trust, Inc.
Andrew P. Nelson, Chief Financial Officer
1370 Avenue of the Americas, 28th Floor
New York, NY 10019
Fax No.: (212) 656-1777
Email: andrew@hcove.com
          and if to the Escrow Agent, to:
The Bank of New York Mellon
Corporate Trust Administration
101 Barclay Street-Floor 8W
New York, New York 10286
Attn.: Insurance Trust and Escrow Group, Matthew Louis
Fax No.: (212) 815 5877
Email: matthew.louis@bnymellon.com

          A copy of any notice sent hereunder shall be sent to:
Proskauer Rose, LLP
1585 Broadway
New York NY 10036
Attn: Frank J. Lopez, Esq.
Fax No.: (212) 969-2900
Email: flopez@proskauer.com
     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice. Notices to the Company shall first be delivered by email to the email address listed above unless otherwise specified by the Company.
     6.6 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Board of Directors of the Company determines that such liquidation is in the best interests of the Company and the stockholders of the Company.
     6.7 Waiver of Escrow Account. The Escrow Agent and Initial Stockholders acknowledge the Company will establish an escrow account (the “Escrow Account”) for the benefit of the stockholders of the Company that participate in the IPO, and hereby agree that the each of the Escrow Agent and the Initial Stockholders or any of their valid assigns will not have any right, title, interest or claim of any kind in or to any monies in the Escrow Account (each a “Claim”) with respect to the Escrow Shares, and hereby waive any Claim they may have in the future prior to the closing of the Escrow Account as a result of, or arising out of, any negotiations, contracts or agreements with the Company, including this Agreement and the transactions contemplated hereby, and will not seek recourse against the Escrow Account for any reason whatsoever.

     IN WITNESS WHEREOF, the parties have duly executed this Stock Agreement as of the date first written above.

REUNION HOSPITALITY TRUST, INC.
By:
	Name:	E. Jonathan Falik
	Title:	Chief Executive Officer

INITIAL STOCKHOLDERS:

Jason N. Ader

E. Jonathan Falik

Daniel B. Silvers

Andrew P. Nelson

Joseph Weinberger

Gregory J. Moundas

Adam C. McMaster

Laura Conover

Julie Flemming

Neel R. Tanna

Benjamin E. Liss

JF RHC LLC
By:
	Name:	E. Jonathan Falik
	Title:	Authorized Signatory

ESCROW AGENT: THE BANK OF NEW YORK MELLON
By:
Name:
Title:

EXHIBIT A

Name and Address of	Number	Stock
Initial Stockholder	of Shares of Initial Stock	Certificate Numbers
Jason N. Ader	1,768,658
E. Jonathan Falik	1,297,743
Daniel B. Silvers	1,179,105
Andrew P. Nelson	175,694
Joseph Weinberger	698,785
Gergory J. Moundas	175,694
Adam C. McMaster	175,694
Laura Conver	56,790
Julie Flemming	14,198
Neel R. Tanna	159,722
Benjamin E. Liss	47,917
JF RHC LLC	638,889